Certain confidential information contained in this document, marked by [***], has been omitted because such information is both not material and is the type that the Company customarily and actually treats that as private or confidential.

Exhibit 10.20

FIFTH AMENDMENT TO THE
RESEARCH COLLABORATION AGREEMENT

This Fifth Amendment (the “Fifth Amendment”), dated as of last signature on this agreement (“Fifth Amendment Effective Date”), to that certain Research Collaboration Agreement (the “Agreement”) dated as of December 20, 2018, is entered into by and among APRINOIA Therapeutics Limited (“APN”) with its principal place of business being 31/F, Chinachem Century Tower, 178 Gloucester Road, Wanchai, Hong Kong, H. Lundbeck A/S (“Lundbeck”), having an office at Ottiliavej 9, Valby, 2500, Denmark, and AbbVie Inc. (“AbbVie”), a company having an office at 1 N Waukegan Rd, North Chicago, IL, USA. APN, Lundbeck and AbbVie are each a “Party” and collectively, the “Parties”.

Whereas, the Agreement was originally entered into by and among Lundbeck, AbbVie and APRINOIA Therapeutics Inc. (Taiwan), a company having an office at 17F, No. 3, Park St., Nangang District, Taipei City 11503, Taiwan;

Whereas, the Agreement was amended by First Amendment (the “First Amendment”) dated as of February 20, 2019, the Second Amendment (the “Second Amendment”) dated as of December 1, 2019 and the Third Amendment (the “Third Amendment”) dated as of November 30, 2020;

Whereas, the Agreement along with the First Amendment, Second Amendment and Third Amendment was assigned to APN by APRINOIA Therapeutics Inc. (Taiwan) via an Assignment Agreement dated as of August 4, 2021;

Whereas, the Agreement was further amended by the Fourth Amendment (the “Fourth Amendment”) dated as of January 25, 2022; and

Whereas, APN, Lundbeck and AbbVie now desire to amend the Agreement further as set out herein.

Now, Therefore, subject to the full execution of this Fifth Amendment, APN, Lundbeck and AbbVie hereby agree to the following amendments:

1.	To extend the expiration date of the Agreement through the Effective Date of this Fifth Amendment. The parties agree that the terms and conditions of the Agreement will apply to the entirety of the period between December 19, 2022 and the Effective Date, notwithstanding any expiration or termination prior to the date of this Amendment. Parties represent, certify, and agree that they have not taken any action during the expiration period that are in conflict with AbbVie’s rights or Parties’ responsibilities under the terms and conditions of the Agreement.

2.	Section 7.1 in the Agreement is removed in its entirety and replaced by the following sentence:

“Term and Termination. This Agreement shall enter into force as of the Effective Date and shall thereafter remain in full force and effect until the earlier of (a) completion of the Project or (b) December 31, 2024 or (c) termination of this Agreement by one Party on [***] days prior written notice to the other Parties (“Term”).”

3.	Except as specifically amended hereby, all provisions of the Agreement, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment shall remain in full force and effect.

Signature page will follow:

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IN WITNESS WHEREOF the Parties have executed and delivered this Fifth Amendment by their duly authorized representatives as of the Fifth Amendment Effective Date.

APRINOIA Therapeutics Limited (Hong Kong)	H. Lundbeck A/S

By:	/s/ Ming-Kuei Jang	By:	/s/ Klaus Baek Simonsen

Name:	Ming-Kuei Jang	Name:	Klaus Baek Simonsen

Title:	CEO	Title:	Vice President

Date:	25-Jan-2023	Date:	25-Jan-2023

AbbVie Inc.

By:	/s/ Michelle A. Parks

Name:	Michelle A. Parks J.D.

Title:	Head, Technology Licensing

Date:	13-Jan-2023

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